Exhibit 10.3

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) made this 27th day of July, 2015 (the “Effective Date”), by and between William Sigler (the “Seller”) and _____________________________, as representative for a syndicate of buyers (the “Buyer”).

WHEREAS, pursuant to the terms and conditions of this Agreement, Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, an aggregate of 6,824,336 shares (the “Shares”) of common stock (the “Common Stock”) of Smack Sportswear, Inc., a Nevada corporation (the "Company").

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein, the parties hereto do hereby agree as follows:

1. SALE OF SHARES. Subject to the terms and conditions of this Agreement, the Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from the Seller, good and marketable title to the Shares, free and clear of all mortgages, liens, encumbrances, claims, equities and obligations to other persons of every kind and character, except that the Shares are “restricted securities” as defined in the Securities Act of 1933, as amended (the “Securities Act”).

The aggregate purchase price for the Shares shall be $90,000, payable to the Seller (the “Purchase Price”) in four (4) equal cash payment installment payments as set forth below in Section 2.

2. MANNER OF PAYMENT FOR SHARES

Unless otherwise agreed to in writing, Buyer shall purchase the Shares through four equal installment payments of $22,500 each (“Installment Payment”), according to the following payment schedule (each such date, as set forth below, the “Installment Payment Due Date” and each such purchase by Buyer of exactly 1,706,084 Shares, an “Installment Purchase”) and pursuant to the Payment/Certificate Delivery Procedure (as further described below): (i) Installment Payment no. 1 shall be made on or before August 30, 2015; (ii) Installment Payment no. 2 shall be made on or before October 1, 2015; (iii) Installment Payment no. 3 shall be made on or before January 2, 2016; and (iv) Installment Payment no. 4 shall be made on or before April 1, 2016. Each Installment Payment and applicable stock certificate representing exactly 1,706,084 Shares, signature medallion guaranteed, containing an endorsement by Seller to Buyer and/or a duly executed stock power (the “Purchased Stock Certificate”) shall be made according to the following procedure.

On or before the applicable Installment Payment Date, the Buyer shall transmit the applicable Installment Payment to the David Lubin & Associates, PLLC Master Escrow Account (“Lubin Escrow"), Bank of America, 300 Broadhollow Road, Melville, NY 11747, Phone: 800-285-5245, ABA: 026009593, SWIFT: BOFAUS3N, ACH: 021000322, Master Escrow Account: 483031048535, Account name: David Lubin & Associates Master Escrow Account, f/b/o Smack Sportswear. Upon receipt of each Installment Payment, Lubin Escrow shall notify Seller’s attorney, Law Office of Brandon S. Chabner, A Professional Corporation, c/o Brandon S. Chabner, Esq. (“Chabner Law”) that the Installment Payment is available for closing of the purchase and sale of the Purchased Stock Certificate representing the Installment Payment.

Within five business days of such notification, Chabner Law shall send the Purchased Stock Certificate as instructed by Lubin Escrow. Lubin Escrow may request any additional written representations, certifications and documents in his reasonable discretion before releasing any Installment Payment. Upon receipt by Lubin Escrow, or upon receipt by such third party as designated by Lubin Escrow in its transmittal instructions to Chabner Law, of the Purchased Stock Certificate, Lubin Escrow shall send via wire transfer or by certified check to the attorney client trust account of Chabner Law, as further set forth below:

If by wire:

Bank Name – Chase Bank (Hermosa Beach, CA branch)

Bank Address – 1223 Hermosa Ave., Hermosa Beach, CA 90254

ABA Routing -- 322271627

Account Name -- MVP Sports

Account Number – 261983690

Memo – for the benefit of William Sigler

If by mail:

William Sigler

c/o Law Offices of Brandon S. Chabner, A Professional Corporation

Attn: Brandon S. Chabner, Esq.

1601 Pacific Coast Highway, #290

Hermosa Beach, CA 90254

In the event that the applicable Purchased Stock Certificate has not been received, Lubin Escrow shall inform Chabner Law of said circumstance, whereupon Seller shall have five (5) additional business days to cure said non-delivery by delivering said Purchased Stock Certificate to Lubin Escrow (the “Cure Period”); provided, however, in the event that no such cure of non-delivery occurs, no later than five (5) business days subsequent to the expiration of the Cure Period, Lubin Escrow shall return the funds to the Buyer. In the event that cure of non-delivery does occur within the Cure Period, Lubin Escrow shall then release the Installment Payment as provided above.

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The parties hereto understand and agree that: (i) for purposes of this Section 2, an Installment Payment shall not be deemed to have been received into Lubin Escrow escrow trust account in connection with a payment until applicable funds have been cleared through the trust account bank and are available for further distribution to Chabner Law; (ii) in the event that Chabner Law does not receive an Installment Payment by the date that is no later than five (5) business days subsequent to the date that the Purchased Stock Certificate was received, either Seller or Buyer shall then have the right to terminate this Agreement upon providing written notice of said termination to the other party, whereupon Seller shall have no further obligation to sell any remaining, unsold portion of the Shares to the Buyer and Buyer shall have no further obligation to purchase any remaining, unsold portion of the Shares from the Seller. Nothing herein shall limit either party’s right to pursue actual damages, and either shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided, however, that notwithstanding any other provisions of this Agreement, the parties understand and agree that under no circumstances shall Seller be deemed to be in breach of this Agreement in the event that the Company or the Company’s transfer agent has not reasonably cooperated with Seller with regard to providing Seller with any documentation relating to a Purchased Stock Certificate (e.g., providing Seller with four Company stock certificates in the amount of 1,706,084 Shares each, to replace Seller’s existing stock certificate in the amount of 6,824,336 Shares)

3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents, warrants and covenants to and with Buyer, both as of the date of this Agreement and as of the applicable date of each Installment Purchase by Buyer, as an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby as follows:

3.1 Authorization of Agreement. The Seller is fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform his covenants and agreements hereunder and thereunder. This Agreement and any such other agreement or instrument, upon execution and delivery by the Seller (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute a valid and legally binding obligation of the Seller, in each case enforceable against him in accordance with its terms.

3.2 Ownership of the Shares. The Seller is the record and beneficial owner of the Shares. The Seller holds the Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another, other than as provided in the Securities Act of 1933, as amended (the “Securities Act”). Under the Securities Act and the rules and regulations promulgated thereunder, the Shares are “restricted securities”, and Seller is as of the date hereof an “affiliate” of the Company. There are no stockholder agreements, proxies, rights of third parties, options, warrants, debentures, notes, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any of the Shares. The Seller has the absolute right to sell and transfer the Shares to the Buyer as provided in this Agreement without the consent of any other person or entity. Upon transfer of the Shares to Buyer hereunder, Buyer will acquire good and marketable title to the Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another, other than applicable securities laws.

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3.3 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Seller with any of the provisions hereof nor the consummation of the transactions and actions contemplated hereby will:

(a) violate or, alone or with notice of the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Seller is a party or by which he or any of his properties or assets may be bound;

(b) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Seller;

(c) violate any statute, ordinance, regulation judgment, order, injunction, decree or award of any court or governmental or quasi governmental agency against, or binding upon the Seller or upon any of his properties or assets; or

(d) violate any law or regulation of any jurisdiction relating to the Seller or any of his assets or properties.

3.4 Obligations; Authorizations. The Seller is not (i) in violation of any judgment, order, injunction, award or decree which is binding on him or any of his assets, properties, operations or business; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to him or to his assets, operations or businesses.

3.5 Consents. There are no consents necessary or required from any third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Seller for the execution and delivery of this Agreement and the performance of his obligations hereunder.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller, both as of the date of this Agreement and as of the applicable date of each Installment Purchase by Buyer, as an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby as follows:

4.1 Authorization of Agreement. The Buyer is fully able, authorized and empowered to execute and deliver this Agreement, and any other agreement or instrument contemplated by this Agreement, and to perform his obligations contemplated hereby and thereby. This Agreement and any such other agreement or instrument, upon execution and delivery by Buyer (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of each of the Buyer, in each case enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Buyer under or by virtue of this Agreement or such other agreement or instrument.

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4.2 No Buyer Defaults. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or material agreement to which the Buyer is a party or by which the Buyer or his property or assets may be bound or materially affected, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Buyer or upon the property of the Buyer, or (iii) constitute a violation by the Buyer of any applicable law or regulation of any jurisdiction as such law or regulation relates to Buyer or to the property of the Buyer.

4.3 No Litigation, Etc. There is no material suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to Buyer's best knowledge, threatened against, materially affecting or which will materially affect, the property of the Buyer.

4.4 Investment Intent. The Buyer is acquiring the Shares being purchased pursuant to this Agreement for his own account and for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares except in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.

4.5 Disclosure of Information. The Buyer has access to review all the filings made by the Company with the SEC and Buyer has had an opportunity to discuss the business, management, financial affairs of the Company with the Company and the Seller.

4.6 Restricted Stock. The Buyer understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyer’s representations as expressed herein. The Buyer understands that the Shares constitute “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Buyer must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Buyer understands that Seller as of the date hereof is an “affiliate” under applicable U.S. federal securities laws. Buyer further agrees and acknowledges that it will need to obtain a legal opinion from counsel in order to remove the restrictive legend from the stock certificate representing the Shares and any other information or documentation requested by the Company and/or its transfer agent.

4.7 Legend. The Buyer understands that all certificates representing securities of the Company received by him pursuant to this Agreement shall bear the following legend, or one substantially similar thereto:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for those shares under the Securities Act of 1933, as amended, or an opinion satisfactory to the Company's counsel that registration is not required under said Act.”

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4.8 Consents. There are no consents necessary or required from any third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Buyer for the execution and delivery of this Agreement and the performance of its obligations hereunder.

5. ADDITIONAL COVENANTS OF THE PARTIES

5.1 Brokers. Each of the Seller on the one hand, and the Buyer on the other hand represent and warrant to the other that neither has employed any broker, finder or similar agent and no person or entity with which each has had any dealings or communications of any kind is entitled to any brokerage, finder's or placement fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

5.2 Expenses. Each of the parties hereto agrees to bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

5.3 Further Assurances. Each of the parties shall execute such documents or other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated in this Agreement.

6. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.1 Nature of Statements. All statements contained in any exhibit, certificate or other instruments delivered by or on behalf of any party hereto pursuant to this Agreement, shall be deemed representations and warranties by such party.

6.2 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the sooner to occur of the termination of this Agreement or date upon which all of the Shares have been sold to Buyer.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER

The obligations of the Buyer to effectuate each Installment Purchase pursuant to this Agreement is subject to the fulfillment, prior to the date of each applicable Installment Purchase, of each of the following conditions (any one or more of which may be waived by the Buyer unless such condition is a requirement of law).

7.1 Representations and Warranties. All representations and warranties of the Seller contained in this Agreement and in any written statement, exhibit or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Effective Date and as of the applicable Installment Purchase Date.

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7.2 Covenants. The Seller shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with or by them prior to or at the applicable Installment Purchase Date.

7.3 No Actions. No action, suit, proceeding or investigation shall have been instituted against the Seller, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby or which might materially and adversely affect the rights of the Buyer to consummate the transactions contemplated hereby.

7.4 Approvals. The Seller shall have obtained all approvals and consents to consummate this Agreement and the transactions to be consummated at or immediately following the applicable Installment Purchase Date, in accordance with all applicable laws, rules and regulations.

7.5 Due Diligence. The Buyer shall have completed to its sole satisfaction its due diligence of the Seller and all other items it deems reasonably necessary and/or advisable, and shall be satisfied with the results thereof.

8. CONDITIONS PRECEDENT TO THE OBLIGATION TO THE SELLER TO CLOSE

The obligations of the Seller to effectuate each Installment Purchase pursuant to this Agreement is subject to the fulfillment, prior to the date of each applicable Installment Purchase, of each of the following conditions (any one or more of which may be waived by the Seller unless such condition is a requirement of law).

8.1 Representations and Warranties. All representations and warranties of the Buyer contained in this Agreement and in any written statement, exhibit or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Effective Date and as of the applicable Installment Purchase Date.

8.2 Covenants. The Buyer shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with by him prior to or at the applicable Installment Purchase Date.

8.3 No Actions. No action, suit, proceeding or investigation shall have been instituted against the Buyer, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially and adversely affect the rights of the Seller to consummate the transactions contemplated hereby.

8.4 Approvals. Buyer shall have obtained all approvals and consents to consummate this Agreement and the transactions to be consummated at or immediately following the applicable Installment Purchase Date, in accordance with all applicable laws, rules and regulations.

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9. INDEMNIFICATION BY THE SELLER

The Seller shall indemnify and hold the Buyer harmless from and against any loss, damage or expense (including without limitation reasonable attorneys' fees and expenses) caused by or arising out of (i) any breach or default in the performance by the Seller of any covenant or agreement of the Seller contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Seller herein or in any exhibit, certificate or other instrument delivered by or on behalf of the Seller pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to any of the foregoing.

10. INDEMNIFICATION BY BUYER

The Buyer shall indemnify and hold harmless the Seller from and against all loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of (i) any breach or default in the performance by the Buyer of any covenant or agreement of the Buyer contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Buyer herein or in any certificate or other instrument delivered by or on behalf of the Buyer pursuant hereto and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to the foregoing.

11. NOTICE AND OPPORTUNITY TO DEFEND

Promptly after the receipt by Buyer and/or the Seller of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a “Circumstance”) which could give rise to a right to indemnification under this Agreement, such party (the “Indemnified Party”) shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder (the “Indemnifying Party”). Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Circumstance. The failure to give such notice promptly shall relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the Indemnified Party establishes that the Indemnifying Party either had knowledge of the Circumstance or was not prejudiced by the failure to give notice of the Circumstance. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party which shall not be unreasonably withheld. An Indemnifying Party shall not be liable for any costs of settlement incurred without the written consent of the Indemnifying Party. If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party, provided such costs and expenses have been previously approved by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

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12. MISCELLANEOUS

12.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder. Any assignee of this Agreement shall become a party to this Agreement and will be bound by all the terms hereof.

12.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person against written receipt, by facsimile transmission, by email, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to the Seller, as follows:

William Sigler

933 6th Street, Unit D

Hermosa Beach, CA 90403

Email: billsmack1@gmail.com

If to the Buyer, as follows:

 ___________________________

 ___________________________

 ___________________________

 ___________________________

___________________________

If to Chabner Law, as follows:

Brandon S. Chabner, Esq.

1601 Pacific Coast Highway, #290

Hermosa Beach, CA 90254

Fax: 310-698-0740

Email: bchabner@chabnerlaw.com

If to Lubin Escrow, as follows:

David Lubin & Associates, PLLC

108 S. Franklin Avenue, Suite 10

Valley Stream, NY 11580

Fax: 516-887-8250

Email: david@dlubinassociates.com

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All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by email, to the email address as provided in this Section, be deemed given upon sending such email, (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt, or (v) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt. In order for any such notice to be deemed given as provided above, other than if sent by email, any such notice must also be accompanied by an email to the recipient. In order for any such notice to be deemed given that is sent by email as provided above, any such notice must also be accompanied by sending such notice in the mail.

12.3 Waiver; Remedies. The parties shall not be deemed to waive any of their rights or remedies under this Agreement unless such waiver is in writing and signed by the party to be bound. No delay on the part of any of the Seller or Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Seller or Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

12.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings (in writing, oral or otherwise) of the parties relating thereto. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

12.5 Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

12.6 Counterparts. This Agreement may be executed in multiple counterparts and by facsimile each of which shall be an original, but all of which shall be deemed to constitute one instrument. The delivery of an executed counterpart of this Agreement by electronic means, including by facsimile or by "pdf" attachment to email, shall be deemed to be valid delivery thereof binding upon all the parties hereto.

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12.7 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Nevada without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Agreement, shall be brought solely and exclusively in the federal or state court selected by the party prosecuting, filing or otherwise commencing said suit or proceeding (the “Chosen Venue”). By its execution hereof, the parties hereby expressly covenant and irrevocably submit to the in personam jurisdiction of the Chosen Venue and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the Chosen Venue. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and related costs and/or disbursements in an amount judicially determined.

12.8 Captions. All section titles or captions contained in this Agreement, in any exhibit referred to herein or in any exhibit annexed hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

12.9 Independent Counsel. This Agreement shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement. Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Each party further agrees and acknowledges that Lubin Escrow is counsel to the Company and is not acting as legal counsel to either Seller or Buyer. Lubin Escrow shall be permitted to act as counsel for the Company in any dispute as to the disposition of the Shares or in any other dispute between the Seller, Buyer and/or the Company, whether or not Lubin Escrow is then acting as escrow agent hereunder.

12.10 Severability. Should any part, term or provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions, shall not be affected thereby and said illegal or invalid part, term or provision shall be modified by the court so as to be legal or, if not reasonably feasible, shall be deleted.

12.11 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns and affiliates. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

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12.12 Each party shall cooperate with the other and execute such instruments or documents and take such other actions as may reasonably be requested from time to time in order to carry out, evidence or confirm their rights or obligations or as may be reasonably necessary or helpful to give effect to this Agreement.

13. Provisions Relating to Lubin Escrow

13.1 Duties and Responsibilities of the Escrow Agent. Lubin Escrow’s duties and responsibilities shall be subject to the following terms and conditions:

(a) The Seller and Buyer each acknowledge and agree that Lubin Escrow (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either party is entitled to receipt of the Installment Payment or Shares, as the case may be, pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by Lubin Escrow pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by Lubin Escrow in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by Lubin Escrow in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Lubin Escrow hereunder any greater degree of care than Lubin Escrow gives its own similar property; and (vi) may consult counsel satisfactory to Lubin Escrow, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Lubin Escrow hereunder in good faith and in accordance with the opinion of such counsel.

(b) The Seller and Buyer acknowledge that Lubin Escrow is acting solely as a stakeholder at their request and that Lubin Escrow shall not be liable for any action taken by Lubin Escrow in good faith and believed by Lubin Escrow to be authorized or within the rights or powers conferred upon Lubin Escrow by this Agreement. The Seller and Buyer, jointly and severally, agree to indemnify and hold harmless the Lubin Escrow and any of Lubin Escrow’s partners, employees, agents and representatives for any action taken or omitted to be taken by Lubin Escrow or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Lubin Escrow’s part committed in its capacity as Lubin Escrow under this Agreement. Lubin Escrow shall owe a duty only to the Seller and Buyer under this Agreement and to no other person.

(c) The Seller and Buyer jointly and severally agree to reimburse Lubin Escrow for reasonable outside counsel fees, to the extent authorized hereunder and reasonably incurred in connection with the performance of its duties and responsibilities hereunder.

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13.2 Resignation of Lubin Escrow. Lubin Escrow may at any time resign as escrow agent hereunder by giving five (5) days prior written notice of resignation to the Buyer and Seller. Prior to the effective date of the resignation as specified in such notice, the Buyer and Seller will issue to Lubin Escrow a joint instruction authorizing delivery of any funds then currently held by Lubin Escrow to the designated new escrow agent selected by the Buyer and Seller. If no successor escrow agent is named by the Buyer and Seller, then Lubin Escrow may apply to a court of competent jurisdiction in the State of New York for appointment of a successor escrow agent, and to deposit any funds then held in escrow with the clerk of any such court.

13.3 The Shares. Until the Shares are sent by Chabner Law in accordance with the terms of this Agreement, the Seller shall possess and maintain all right, title and interest to the Shares. Lubin Escrow does not have and will not have any interest in the Company or the Shares, but is serving only as escrow agent at the specific request of Buyer and Seller.

13.4 Dispute Resolution: Judgments. Notwithstanding Section 12.7 of this Agreement to the contrary, resolution of disputes arising under this Agreement concerning Lubin Escrow shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Shares or payment therefor, or if Lubin Escrow shall in good faith be uncertain as to its duties or rights hereunder, Lubin Escrow shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Installment Payment pending receipt of a joint instruction from the Buyer and Seller, or (ii) deposit the Installment Payment with any court of competent jurisdiction in the State of New York, in which event Lubin Escrow shall give written notice thereof to the Buyer and Seller and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. Lubin Escrow may, but shall be under no duty to, institute or defend any legal proceedings which relate to this Agreement or the transactions contemplated hereby. Lubin Escrow shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b) Lubin Escrow is hereby expressly authorized to comply with and obey any court order. In case Lubin Escrow obeys or complies with a court order, Lubin Escrow shall not be liable to the Buyer and Seller or to any other person, firm, corporation or entity by reason of such compliance.

13.5 Bank Fees. Each of Buyer and Seller agree to be responsible for the payment of any applicable wire fees charged by their respective banks, and with regard to any wire fees to be charged by Lubin Escrow’s bank the parties agree that that Buyer shall pay for all incoming wire fees and Seller shall pay for all outgoing wire fees relating to Lubin Escrow’s bank account. Such payment shall be made by the deduction of the applicable amount of the fee from the wire being sent from or received into said account.

Remainder of Page Intentionally Omitted; Signature Page to Follow

7-15 Sigler SPA	Page 13

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered as of the Effective Date.

SELLER:

William Sigler

BUYER:

By:
Name:
Title:

AGREED TO AND ACKNOWLEDGED FOR ONLY FOR PURPOSES OF SECTIONS 2, 12 AND 13 OF THIS AGREEMENT:

CHABNER LAW:

By:
Name:
Title:

LUBIN ESCROW:

David Lubin & Associates, PLLC

By:
Name:
Title:

7-15 Sigler SPA	Page 14